UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2024
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Arhaus, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-41009 (Commission File Number)	87-1729256 (I.R.S. Employer Identification Number)
51 E. Hines Hill Road, Boston Heights, Ohio
(Address of Principal Executive Offices)
44236
(Zip Code)
(440) 439-7700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	ARHS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2024, John Moran (age 61) was appointed Chief Operating Officer of Arhaus, Inc. (the “Company”), effective May 6, 2024. Prior to joining the Company, he was Chief Operating Officer of Canada Goose Holdings Inc. (a global performance luxury and lifestyle brand) from 2022 to 2024. Mr. Moran previously served in various capacities at Canada Goose, including as Executive Vice President, Manufacturing and Supply Chain from 2018 to 2022, Senior Vice President, Manufacturing and Supply Chain from 2017 to 2018, and Vice President of Manufacturing from 2014 until 2017.

In connection with his appointment, Mr. Moran will receive a base salary of $490,000, subject to review and adjustment on an annual basis, and will be eligible for annual cash incentive awards and long-term equity plan awards as determined by the Company. For 2024, his initial annual cash incentive award target represents 50% of his base salary. Any payout under this incentive award shall be determined by the Company based on the achievement of certain performance goals. Mr. Moran will be eligible to participate in the Company’s severance and benefit plans in accordance with the Company’s customary policies, and consistent with the Company’s other executive officers. Mr. Moran will also receive a $10,000 payment for certain relocation costs.

Mr. Moran has no family relationship with any director or executive officer of the Company and Mr. Moran has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of March, 2024.

ARHAUS, INC.

By:	/s/ Dawn Phillipson
Name:	Dawn Phillipson
Title:	Chief Financial Officer